UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2023
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement.
On January 13, 2023, Valvoline Inc., a Kentucky corporation (“Valvoline”) and Ashland Inc. (f/k/a Ashland Global Holdings Inc.), a Delaware corporation (“Ashland”) entered into an Amendment, dated as of January 13, 2023 (the “Amendment”) to the Tax Matters Agreement, dated as of September 22, 2016, between Valvoline and Ashland (the “Tax Matters Agreement”). The Amendment to the Tax Matter Agreement clarifies the (i) responsibilities with respect to preparing and filing Valvoline tax returns, including amended tax returns, (ii) responsibilities with respect to claiming legacy tax attributes on Valvoline tax returns, and (iii) obligations of the parties with respect to legacy tax attributes claimed on any Valvoline tax return.

The foregoing summary of the Amendment to the Tax Matters Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit.
99.1
Amendment, dated as of January 13, 2023, between Ashland Inc. (f/k/a/ Ashland Global Holdings Inc.) and Valvoline Inc. to Tax Matters Agreement, dated September 22, 2016, between Ashland Global Holdings Inc. and Valvoline Inc.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: January 20, 2023	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary

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